United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2026

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40579	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 3, 2026, the Cadiz Inc. (the “Company”) Board of Directors (the “Board”) appointed Dave O’Hara as a new member of the Board, filling an existing vacancy on the Board.

Mr. Dave O’Hara is a senior finance executive with extensive experience in corporate finance, commercial strategy and large-scale growth initiatives. He is presently on the Board of Directors for private companies Rhorrim, Inc. and LevelTen Energy, Inc.

Mr. O’Hara spent more than 20 years at Microsoft in senior executive leadership roles, most recently serving as Executive Vice President and Chief Financial Officer of Microsoft’s Commercial Business Group. In that role, he was responsible for investment strategy, budgeting, forecasting, and financial analysis across some of the company’s largest and most strategically important business units. His experience includes oversight of large-scale, long-duration capital investments such as data centers, cloud infrastructure, and global platform expansions. Earlier at Microsoft, Mr. O’Hara served as Chief Operating Officer of Microsoft Advertising and as Vice President of Business Development.

Before joining Microsoft, Mr. O’Hara served as Vice President of Mergers and Acquisitions and Vice President for the International Division at Great Plains Software, which was acquired by Microsoft in 2001.

Mr. O’Hara holds a Bachelor’s degree in Economics and an MBA from the University of South Dakota.

Mr. O’Hara has initially been appointed as a director for a term expiring at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Meeting”) and is expected to stand for re-election as a director at the 2026 Meeting.

There are no arrangements or understandings between Mr. O’Hara and any other person pursuant to which he was selected as a director. Mr. O’Hara has no family relationships with any director or executive officer of the Company. There are no transactions in which Mr. O’Hara has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. O’Hara will be compensated for his service as a director in accordance with the Company’s Director Compensation Policy, as described in the Company’s most recent Proxy Statement for its Annual Meeting of Stockholders held on June 12, 2025, as filed with the Securities and Exchange Commission on April 25, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Stanley Speer
Stanley Speer
Chief Financial Officer

Date: February 4, 2026

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